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FOR ADDITIONAL INFORMATION CONTACT:

AMERISERVE:  DAVID MARGULIES/JIM LAWRENCE
             (214) 368-0909 (800) 710-5292 (PAGER)

              AMERISERVE AUCTION CONFIRMS MCLANE AS WINNING BIDDER

         Addison, Texas (Oct. 27, 2000) -- AmeriServe Food Distribution, Inc. announced today that McLane Company, Inc. was the winning bidder in the auction to sell substantially all of AmeriServe's U.S. distribution assets. The auction was held yesterday in New York City, and no new bidders appeared.

         The sale of AmeriServe's assets to McLane is scheduled for an approval hearing in the U.S. Bankruptcy Court in Wilmington, Delaware on November 28th, and the closing is scheduled to occur shortly thereafter (subject to customary closing conditions).

         "Today's progress provides a clearer view of our future, and we thank all the stakeholders whose hard work, patience and determination have helped bring us to this point," said Ron Rittenmeyer, AmeriServe's President and Chief Executive Officer. "Our continuing goal is an orderly transition of ownership that will serve our creditors, customers and employees well."

          McLane Company, headquartered in Temple, Texas, is a major nationwide distributor to convenience stores, and operates 16 distribution centers in the United States.

         AmeriServe, headquartered in Addison, Texas, a suburb of Dallas, is a major nationwide distributor specializing in chain restaurants, serving leading quick service systems such as KFC, Long John Silvers, Pizza Hut and Taco Bell.

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